Exhibit 10.1


                     REAL ESTATE PURCHASE AND SALE AGREEMENT

     THIS REAL ESTATE PURCHASE AND SALE AGREEMENT ("Agreement") is made as of the day of _____, 2003 between Don Pablo's Operating Corp., an Ohio corporation ("Seller"), and Miko Investments, LLC, a Tennessee limited liability company, its successors or assigns ("Buyer").

                                   Background

     Buyer wishes to purchase from Seller, the Real Property, together with all Improvements thereon and all Appurtenant Rights thereto, and the Personal Property, all as defined in Article 1 below.

     In consideration of the mutual agreements herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Seller agrees to sell to Buyer and Buyer agrees to purchase the Property from Seller, subject to the following terms and conditions:

                                 1. DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     1.1 Agreement means this Real Estate Purchase and Sale Agreement, which shall supercede all prior agreements and understandings between Buyer and Seller concerning the sale and purchase of the Property.

     1.2 Appurtenant Rights means all easements and other interests and rights of Seller that are appurtenant to the Real Property, including without limitation all right, title and interest of the Seller in and to any land lying in lying in any street or road within or adjacent to the land, all easements for ingress and egress to and from the Real Property and all easements necessary for the installation, operation and maintenance of all utilities to serve the Real Property.

     1.3 Broker means the real estate brokerage firm identified listed as Broker on Exhibit B of this Agreement.

     1.4 Buyer means the person or entity named as Buyer in the introductory paragraph of this Agreement.

     1.6 Closing means generally the execution and delivery of those documents and funds necessary to effect the sale of the Property by Seller to Buyer. Unless otherwise agreed in writing by the parties, the Closing shall take place either "mail" or at the offices of Escrow Agent on the Closing Date.

     1.7 Closing Date means the date on which the Closing occurs. Unless otherwise agreed in writing by the parties, the Closing shall take place at 10:00 A.M. Eastern Time on a date mutually agreeable to both parties, but in no event later than June 12, 2003.

     1.8 Earnest Money Deposit means the deposit(s) delivered by Buyer to Escrow Agent prior to the Closing under Section 2.2 of this Agreement, together with the earnings thereon, if any.

     1.9 Effective Date means the next business day following the date upon which the fully executed Agreement has been received by the Escrow Agent.

     1.10 Environmental Law means any current legal requirement in effect at the Closing Date pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of source water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any release to air, land, surface water, and groundwater); and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801, Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC App. 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended by 42 USC 300(f) et seq., and any similar, implementing or successor law, any amendment, rule, regulation, order or directive, issued thereunder.

     1.11  Escrow  Agent  means  the  Commonwealth   Title  Insurance   Company.

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     1.12 Hazardous  Material means any hazardous or toxic  substance as defined in or regulated by any Environmental Law in effect at the pertinent date or dates.

     1.13 Improvements means all buildings, structures, fixtures or other improvements affixed to or located on the Real Property.

     1.14 Inspection Period means the period of time which begins on the Effective Date and ends upon the earlier to occur of: at 5:00 p.m. Eastern Time on the thirtieth (30th) day after the Effective Date OR, the Closing Date.

     1.15 Permitted Exceptions means only the following interests, liens and encumbrances: (a) liens for ad valorem taxes and general assessments not payable at or before Closing but pro-rated as of such Closing Date; and (b) covenants, restrictions, easements and other matters of record as of the expiration of the Inspection Period (it being understood and acknowledged by Buyer that it shall have the Inspection Period within which to determine whether any such items affect Buyer's contemplated use of the Property or are objectionable to Buyer);
(c) those exceptions to title which are to be discharged by Seller at or before Closing; and (d) any other matters that become Permitted Exceptions pursuant to
Section 7.1 hereof.

     1.16 Permitted Termination means the express right of either party, as specifically set forth in this Agreement, to terminate this Agreement, in which event, if properly exercised, will result in the following: (a) all Earnest Money Deposits shall be immediately refunded to Buyer, and (b) all rights, obligations and duties of both parties shall terminate (except those which expressly survive termination of this Agreement).

     1.17 Personal Property means any and all of Seller's right, title and interest in the built-in fixtures listed on Exhibit C.

     1.18 Property means collectively, the Real Property, the Improvements, all Appurtenant Rights and the Personal Property.

     1. 20 Purchase Price means the consideration agreed to be paid by Buyer to Seller for the purchase of the Property as set forth in Section 2.1.

     1.21 Real Property means the land located in Knox County, State of Tennessee, more particularly described in Exhibit A.

     1.22 Seller means the person or entity named as Seller in the introductory paragraph of this Agreement.

     1.23 Survey means a boundary  survey of the Real Property  prepared by Gary
C. Clark, of Barge Waggoner Sumner & Cannon, Inc., a licensed land surveyor reasonably acceptable to Seller, which survey shall comply with ALTA/ACSM Survey Requirements 1999 for ALTA/ACSM land title surveys jointly established and adopted in 1999, the American Land Title Association, American Congress on Surveying and Mapping, and the National Society of Professional Engineers, including optional items 1, 2, 3, 4, 6, 7, 8, 9, 10 and 11 of Table "A" thereof, which meets the accuracy standards (as adopted by ALTA and ACSM and in effect on the date of the Survey). The Survey shall be dated not earlier than thirty (30) days prior to the Closing, and shall be certified to Buyer, Seller, and the Title Company.

     1.24 Title Company means Commonwealth Title Insurance Company or any national title insurer reasonably acceptable to Buyer and Seller.

     1.25 Title Defect means any exception in the Title Insurance Commitment or any matter disclosed by the Survey, other than a Permitted Exception.

     1.26 Title Insurance means an ALTA owners policy of title insurance in the amount of the Purchase Price, insuring indefeasible fee simple title in Buyer, subject only to the Permitted Exceptions and the printed exceptions and exclusions customarily included in such policies, issued by the Title Company.

     1.27 Title Insurance Commitment means a binder whereby the Title Company agrees to issue the Title Insurance to Buyer, together with copies of all instruments which are exceptions noted therein or conditions to be satisfied.

     2. PURCHASE PRICE, PRORATIONS AND CLOSING COSTS

     2.1 Purchase Price; Payment. The total Purchase Price for the Property shall be One Million and no/100ths ($1,000,000.) Dollars, payable in cash at Closing (the "Purchase Price").

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     2.2 Earnest Money Deposit.  An initial  earnest money deposit in the amount of Twenty-Five Thousand and no/100ths ($25,000.00) Dollars (the "Initial Earnest Money") shall be deposited with Escrow Agent by Buyer within five (5) business days after the Effective Date. Such Initial Earnest Money shall apply to the Purchase Price at Closing and shall be refundable to Buyer if a Permitted Termination occurs or Seller is unable to perform pursuant to the terms hereof. Any additional earnest money deposits required under this Agreement (the "Additional Earnest Money") shall be delivered by the deadline specified and shall be refundable per the terms hereof. All deposits made as earnest money, together with the earnings thereon, shall be deemed included within the meaning of the term Earnest Money Deposit for all purposes. The Earnest Money Deposit shall be held as specifically provided in this Agreement and shall be applied to the Purchase Price at Closing. Buyer shall be in default under this Agreement if either the Initial Earnest Money or the Additional Earnest Money is not delivered to Escrow Agent by the applicable deadline. This Agreement may be terminated by Seller by notice to Buyer if the Earnest Money Deposit is not delivered to Escrow Agent by such deadline. One Hundred Dollars ($100.00) of the Earnest Money Deposit shall be independent contract consideration for Seller's execution of this Agreement and agreement to provide Buyer with the Inspection Period. Such independent contract consideration shall be non-refundable to Buyer under any circumstance.

     2.3 Tax Prorations. Ad valorem taxes and assessments shall be prorated as of midnight on the day immediately prior to the Closing Date. If the amount of the Closing tax year's property taxes are not available on the Closing Date, such taxes will be prorated based upon the prior tax year's assessment. In the event that, as of the Closing Date, Seller is protesting or has notified Buyer in writing that Seller is electing to protest any real estate taxes and/or assessments, then Buyer agrees that Seller shall have the right, after the Closing Date, to continue such protest. In such case, any real estate taxes and/or assessments paid by Buyer after the Closing Date shall be paid under protest and Buyer shall promptly notify Seller of any payments of real estate taxes and/or assessments made by Buyer. Buyer further agrees to cooperate with Seller and execute any documents reasonably requested by Seller in connection with such protest, provided such cooperation shall be at no material cost to Buyer and such documents will be in form reasonably acceptable to Buyer. Any tax savings for the calendar year of the Closing realized by Seller as a result of such protest shall be prorated between the parties as of the Closing Date. If such refunds are paid to Buyer as the owner of the Property, Buyer shall, within thirty (30) days of receipt from the taxing authority, credit such amounts attributable to the period prior to the Closing Date to Seller's rent obligation. Payments after the Closing Date shall be made in cash to the applicable party at its address set forth in Section 10.2. The obligations of this Section 2.3 shall survive the Closing.

     2.4 Other Prorations. Matters of income and expense, if any, and other items customarily prorated in transactions of this kind shall be prorated as of midnight of the day preceding the Closing Date.

     2.5 Closing Costs.

     (a) Seller shall pay: (1) The costs, if any, of curing any Title Defects and recording any curative title documents, if and to the extent Seller has elected to cure same in accordance with Section 7.1; (2) The costs of satisfying any consensual liens made by Seller on the Property; (3) The brokerage commission payable to Broker incurred in connection with the sale of the Property to Buyer, if and when this transaction closes, in accordance with a separate written agreement between Broker and Seller; (4) costs of the ALTA survey; (5) One-half of the Escrow Agent's fees; (6) Seller's attorneys' fees relating to the sale of the Property; (7) Transfer taxes, if any, on the deed; and, (8) The costs of recording the deed.

     (b) Buyer shall pay: (1)The costs of Buyer's due diligence investigations, including costs of the title examination, Title Commitment and Title policy and costs of the Phase I environmental site assessment to be obtained by Buyer, if any (2) One-half of the Escrow Agent's fees; (3) Mortgage taxes, if any; and (4) Buyer's attorneys' fees.

     3. INSPECTION PERIOD, PERMITTING PERIOD, AND SELLER'S DELIVERIES

     3.1 Inspection Period; Application for Permits. Buyer shall have the Inspection Period within which (i) to physically inspect the Property and conduct its due diligence related thereto, (ii) to investigate, object to and waive or approve any existing exceptions to title or survey (as set forth in Section 7), (iii) to determine, in its sole discretion the feasibility of purchasing the Property for the Buyer's intended use, and (iv) negotiate a satisfactory (in Buyer's sole discretion) ground lease agreement with the Seller

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     (a) Subject to the terms of  subsection  (b),  BUYER and BUYER=s  officers, employees, consultants, attorneys and other authorized representatives, shall have the right to reasonable access to the Properties at reasonable times during the Inspection Period to conduct its due diligence review of the Property. Buyer
hereby  agrees  to  indemnify  and  hold  Seller   harmless  from  any  damages,
liabilities or claims for property damage or personal injury caused by Buyer, its employees, agents and contractors, in the conduct of such inspections and investigations. If Buyer terminates this Agreement as a Permitted Termination, Buyer shall return the tested portions of the Property to substantially the same condition they were in prior to performing tests. Seller shall cooperate with and assist Buyer in making such inspections and reviews.

     (b) BUYER acknowledges and agrees that SELLER shall continue to operate its restaurant business on the Property during the Inspection Period and until Closing and then pursuant to the terms of the lease agreement. Except for those persons whose knowledge of this Agreement is required for the BUYER to complete the transactions contemplated hereunder, finance the purchase through an institutional lender, and lease the Properties after Closing (BUYER's "Required Confidants"), BUYER will not and will direct its Required Confidants not to, without the prior written consent of the SELLER, disclose to any person, including specifically the current employees of the restaurants located on the Properties, the provisions of this Agreement or the fact of this sale until SELLER has announced its intent to sell the Properties. BUYER agrees that (i) communications regarding the proposed transaction, (ii) requests for information, (iii) request for facility tours or management meetings, and (iv) discussions or questions regarding procedures will be submitted to Kathy Brooks at SELLER's corporate office at telephone number 706-343-2229.

     (c) Prior to the end of the Inspection Period, the parties will agree to the terms of a Lease Agreement in the form of the Lease attached hereto as Exhibit E, by which Buyer agrees to lease the Property to Seller for a period of five (5) years following the Closing Date, with one (1) five year option to renew.

     3.2 Buyer's Election to Proceed. Within the Inspection Period, Buyer may elect in its sole and absolute discretion whether or not to go forward with this Agreement. Buyer may elect to terminate this Agreement for any reason whatsoever, as a Permitted Termination by giving written notice to Seller prior to the end of the Inspection Period, and returning to Seller the materials and information furnished to Buyer by Seller. If a Permitted Termination occurs, then all Earnest Money paid by Buyer up to that point, shall immediately be refunded to Buyer. If such written notice is not timely given, Buyer is deemed to have waived all rights of termination during the Inspection Period. After the conclusion of the Inspection Period the Earnest Money Deposit shall not be refundable except upon terms otherwise expressly set forth herein.

     3.3 Seller's Deliveries. Within five (5) days after the Effective Date of this Agreement, Seller shall deliver to Buyer copies of the following, if and to the extent in Seller's possession:

     (a) Existing title report and survey of the Real Property, if any;

     (b) Existing environmental and soil reports covering the Property if any;

     (c) Site plan for the Property, if any;

     (d) Description of utilities for the Property,

     (e) Description of any work done on or about the Property for the last one hundred eighty (180) days exceeding One Thousand and no/100 dollars ($1,000.00 per occurrence;

     (f) Copies of any and all warranties (HVAC, paving, roof, FF & E, etc.) and operating manuals pertaining to the Improvements, if any;

     (g) A photocopy of the liability and casualty insurance certificates evidencing coverage covering the Property, and improvements thereto

     Except as set forth herein, Buyer acknowledges that all reports, documents, surveys and other materials and information delivered or made available by Seller to Buyer are without representation or warranty by Seller. Should Buyer terminate this Agreement, it shall return to Seller all of the reports furnished.

     4.  WARRANTIES,  REPRESENTATIONS  AND  COVENANTS OF SELLER;  DISCLAIMER  OF
SELLER

     Seller warrants and represents to the best of Seller's reasonable information and belief, and where indicated covenants and agrees, as follows. When used herein terms such as "Seller's reasonable information and belief" and "Seller knowingly" and the like shall mean only the actual, current, conscious knowledge, without inquiry (not the constructive, imputed or implied knowledge), of Seller's representatives, Kathy Brooks and Margaret E. Waldrep, provided that so qualifying Seller's knowledge shall in no event give rise to any personal liability on the part of said individual or any other officer or employee of Seller, on account of any breach of any representation or warranty made by Seller herein.

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     4.1 Organization; Authority. Seller is duly organized, validly existing and in good standing under the laws of the state of its organization. Seller is authorized to transact business in the state in which the Property is located. Seller has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement on behalf of Seller have been duly authorized to do so.

     4.2 Litigation. There is no litigation or legal proceeding pending or threatened against Seller or relating to the Property. The Property and improvements thereon are in full compliance with the law and Seller does not have any knowledge of any potential or pending violation thereof. Seller shall indemnify and hold Buyer harmless from any and all matters arising prior to the date of Closing related to the Property or Seller's operations thereon.

     4.3 Eminent Domain/Condemnation. No condemnation or eminent domain proceedings are now pending concerning the Property, and Seller has received no written notice from any governmental agency or authority or other potential condemnor concerning any right-of-way, utility or other taking which may affect the Property.

     4.4 Environmental Matters. Seller has used no Hazardous Material at the Property except for items lawfully used as cleaning or baking products, nor has Seller permitted any other person to do so.

     4.5 Foreign Investment and Real Property Tax Act. Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code, or under any comparable state statutes which are applicable to this transaction. At Closing Seller will execute and deliver to Buyer an affidavit regarding such matters.

     5. WARRANTIES, REPRESENTATIONS AND COVENANTS OF BUYER;

     Buyer hereby warrants and represents and where indicated covenants and agrees as follows:

     5.1 Organization; Authority. Any of Buyer's successors or assigns which are corporate entities are duly organized, validly existing and in good standing under the laws of the state of its organization, and will be authorized to transact business in the state in which the Property is located. This Agreement has been duly authorized by all necessary action on the part of Buyer and constitutes the valid and binding agreement of Buyer and is enforceable in accordance with its terms. There is no other person or entity whose consent is required in connection with Buyer's performance of its obligations hereunder. The persons executing this Agreement on behalf of Buyer have been duly authorized to do so.

     6. POSSESSION; RISK OF LOSS

     6.1 Possession. Possession of the Property will be transferred to Buyer at the conclusion of the Closing subject to the terms of this Agreement and the Lease.

     6.2 Eminent Domain. If, before Closing, any substantial portion of the Property is taken or threatened by eminent domain, or if there is a material obstruction of access by virtue of a taking by eminent domain, Seller shall, within ten (10) days of such taking, notify Buyer thereof and Buyer shall have the option to:

     (a) terminate this Agreement upon notice to Seller given within ten (10) business days after such notice from Seller, in which case Buyer shall receive a return of the Earnest Money Deposit; or

     (b) proceed with the purchase of the Property without reduction in the Purchase Price, in which event Seller shall assign to Buyer without representation, warranty or recourse, all Seller's right, title and interest in all amounts due or collected by Seller as condemnation awards.

     7. TITLE AND SURVEY MATTERS

     7.1 Title and Survey.
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     (a) Title Insurance.  Within ten (10) days after the Effective Date hereof,
Seller  shall  deliver to Buyer a recent  Title  Insurance  Commitment  and ALTA
Survey. Buyer will have ten (10) days after its receipt of both the Title Insurance Commitment and Survey, but in no event later than the expiration of the Inspection Period, within which to notify Seller in writing of any conditions, defects, encroachments or other objections to title or survey (other than the Permitted Exceptions) which are not acceptable to Buyer. Any matter disclosed by the Title Insurance Commitment (other than consensual liens placed upon the Property by Seller which are removable by the payment of money) or by the Survey, which is not timely specified in Buyer's written notice to Seller shall be deemed an additional Permitted Exception. Seller may, but shall not be obligated to, cure any or all objections to title or survey by the end of the Inspection Period. If such Title Defects and/or objections are not cured within the Inspection Period, Buyer may as Buyer's sole and exclusive remedy, (i) decline to purchase the Property, terminate this Agreement prior to the expiration of the Inspection Period in accordance with Section 3.2 and receive a return of the Earnest Money Deposit; or (ii) waive such objection(s) and close the purchase of the Property subject to them without reduction of the Purchase Price.

     8. CLOSING

     8.1 Seller's Deliveries. At Closing and upon payment of the Purchase Price, Seller shall execute and deliver:

     (a) A general warranty deed in proper form for recording, duly executed, witnessed and acknowledged, so as to convey to Buyer the fee simple title to the Real Property, together with all Appurtenant Rights thereto and all Improvements thereon, subject only to the Permitted Exceptions, if any;

     (b) A Bill of Sale, in the form attached hereto as Exhibit D, duly executed, so as to convey to Buyer title to the Personal Property, including any and all warranties related to the improvements and Property; and

     (c) An owner's affidavit, non-foreign affidavit and such further instruments of conveyance, transfer and assignment and other documents as may reasonably be required by the Title Company in order to effectuate the provisions of this Agreement and the consummation of the transactions contemplated herein.

     (d) Lease Agreement in the form attached hereto as Exhibit E.

     (e) First months rent and other charges (taxes, etc.) due under the Lease Agreement.

     8.2 Buyer's Deliveries. At Closing Buyer shall pay the Purchase Price and shall execute and deliver a signed original of the Lease Agreement in the form attached hereto as Exhibit E and such documents as Seller or the Title Company may reasonably request to effect the transactions contemplated by this Agreement.

     9. BREACH; REMEDIES

     9.1 Breach by Seller. In the event of a breach of Seller's covenants or warranties herein and the failure of Seller to cure such breach prior to Closing, Buyer may, at Buyer's election and as Buyer's sole and exclusive remedy do one of the following: (i) terminate this Agreement and receive a return of the Earnest Money Deposit, and the parties shall have no further rights or obligations under this Agreement (except as survive termination); (ii) enforce this Agreement by suit for specific performance; or (iii) waive such breach and close the purchase contemplated hereby, notwithstanding such breach.

     9.2 Breach by Buyer. In the event of a breach of Buyer's covenants or warranties herein and the failure of Buyer to cure such breach prior to Closing, Seller's sole and absolute remedy shall be to terminate this Agreement and retain Buyer's Earnest Money Deposit as agreed liquidated damages for such breach (it being agreed that actual damages in such event would be difficult to determine, and the Earnest Money Deposit is a reasonable estimate thereof), and upon payment in full to Seller of such Earnest Money Deposit, the parties shall have no further rights, claims, liabilities or obligations under this Agreement, except that Buyer's obligations under any indemnity or repair obligation shall survive such termination and Seller may proceed thereunder as it may be advised.

     9.3 Notice of Breach: Before either party shall be entitled to declare the other in breach of this Agreement, it shall put the other party on written notice of the nature of the claimed breach and the party claimed to have breached this Agreement shall have five (5) days after receipt of such notice in which to cure the claimed breach.

     10. MISCELLANEOUS

     10.1 Commissions. Seller will pay a six percent (6%) commission to The Griffiths Group as a broker's commission at Closing. The Seller agrees to indemnify and hold the Buyer harmless from and against all claims, liabilities and obligations for any commission, finder's fee or other compensation in connection with this Agreement claimed by or through Seller. The Buyer agrees to indemnify and hold the Seller harmless from and against all claims, liabilities and obligations for any commission, finder's fee or other compensation in connection with this Agreement claimed by or through Buyer.

     10.2 Notices. All notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement shall be in writing, signed by the party or its counsel identified below, and shall be served (as an alternative to personal service) by registered or certified mail, overnight courier service or facsimile transmission (followed promptly by personal service or mailing of a hard copy), at the addresses set forth below or at such other address as has been substituted by notice given in the manner required hereby.

     As to Buyer:  Richard Clark 2901-12 Choto Road Knoxville, TN 37922 Phone:
865-675-1776 Telefax: 865-777-9508

     With a copy to Frank T. Callaway Suite F, 3131 Piedmont Road, NE Atlanta, Georgia 30355 Phone: 404.233.9096 Telefax: 404.233.4804

     As to Seller: Don Pablo's Operating Corp. c/o Avado Brands, Inc. Attention:
Kathy Brooks Hancock at Washington Madison, Georgia 30650 Telephone: (706) 343-2229 Facsimile: (706) 342-4057

     With a copy to: Marion P. Sieffert, Esquire GravesSieffert, P.A. 862-B South Pleasantburg Drive (29607) Post Office Box 8600 Greenville, SC 29604
Telephone: 864-527-2710 Telefax: 864-527-2721

     As to Escrow Agent: LandAmerica Title Services Attn: Lori Adams 3350 Riverwood Parkway Suite 1895 Atlanta, GA 30339 Tel: 770.980.9440

     Art Griffiths The Griffiths Company 2901-13 Choto Road Knoxville, Tennessee 37922 Phone: 865.966.6304


     Any such notice or demand so secured, shall constitute proper notice hereunder upon delivery to the United States Postal Service or to such overnight courier, or by confirmation of the facsimile transmission.

     10.3 Headings. The titles and headings of the various sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

     10.4 Validity. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and every other provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     10.5 Attorneys' Fees. In the event of any dispute, litigation or other proceeding between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereunder, the unsuccessful party to such dispute, litigation or other proceeding shall pay to the successful party all costs and expenses, including reasonable attorneys' fees, incurred at trial, on appeal, and in any arbitration, administrative or other proceedings, all of which may be included in and as a part of the judgment rendered in such litigation. Any indemnity provisions herein shall include indemnification for such costs and fees. This section shall survive the Closing or a prior termination hereof.

     10.6 Time. Time is of the essence of this Agreement, provided that if any date upon which some action, notice or response is required of any party hereunder occurs on a weekend or national holiday, such action, notice or response shall not be required until the next succeeding business day.

     10.7 Governing Law. This Agreement shall be governed by the laws of the state in which the Real Property is located.

     10.8 Gender; Plural; Singular; Terms. A reference in this Agreement to any gender, masculine, feminine or neuter, shall be deemed a reference to the other, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The terms "herein," "hereof," "hereunder," and other words of a similar nature mean and refer to this Agreement as a whole and not merely to the specified section or clause in which the respective word appears unless expressly so stated.

     10.9 Recitals and Exhibits. All recitals herein and exhibits attached hereto are incorporated herein by reference to the same extent as though such recitals and/or exhibits were included in the body of this Agreement verbatim.

     10.10 Counterparts, Further Instruments, etc. This Agreement may be executed in counterparts, and when so executed shall be deemed executed as one agreement. Seller and Buyer shall execute any and all documents and perform any and all acts reasonably necessary to fully implement this Agreement.

     10.11 No Recording. This Agreement shall not be recorded.

     10.12 Survival. The representations and warranties of Seller and Buyer, and the obligations of Seller and Buyer shall survive the Closing.

     10.13 Assignment. Buyer has the right to assign its rights hereunder, as long as Buyer, or its successors and assigns, remains fully liable for its obligations under this Agreement. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, successors and permitted assigns of the parties. No third parties, including any brokers or creditors, shall be beneficiaries hereof or entitled to any rights or benefits hereunder.

     10.14 Entire Agreement. This Agreement, together with the exhibits attached hereto, supercedes all prior agreements between the parties as to the Property, if any, and constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be modified, amended or otherwise changed in any manner except by a writing executed by Buyer and Seller.

     10.15 Consents. Unless specified otherwise in the terms of this Agreement, whenever a party is asked to provide consent under this Agreement, such party shall not unreasonably withhold or delay giving the consent requested.

     10.16 Force Majeure. The time for performance of an obligation, other than the payment of money, or the satisfaction of any contingency under this Agreement shall be extended for the period during which a party is prevented from performing by the act or omission of the other party, acts of God, government, or other force or event beyond the reasonable control of such party.

     10.17 Waiver. No right or remedy under this Agreement will be waived unless the waiver is in writing and signed by the party claimed to have made the waiver. One waiver will not be interpreted as a continuing waiver.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date given below.

                           SELLER:  Don Pablo's Operating Corp.


                           By: ___________________________________
                           Name: Margaret E. Waldrep
                           Title:      President

                           Date:      May _____, 2003

                           Tax Identification No: xx-xxxxxxx


                           BUYER:
                           Miko Investments, LLC, a Tennessee
                           Limited liability company

                           By: Richard Clark
                           Its: _________________

                           Date: May _____, 2003

                           Tax Identification No: xx-xxxxxxx

                             JOINDER OF ESCROW AGENT

     1. Duties. Escrow Agent joins herein for the purpose of agreeing to comply with the terms hereof insofar as they apply to Escrow Agent. Escrow Agent shall receive and hold the Earnest Money Deposit in trust, to be disposed of in accordance with the provisions of this joinder and the foregoing Agreement. Unless prohibited by law, the Earnest Money Deposit shall be invested by Escrow Agent in an interest bearing account.

     2. Indemnity. Escrow Agent shall not be liable to any party except for claims resulting from the negligence or willful misconduct of Escrow Agent. If the escrow is the subject of any controversy or litigation, the parties to the Agreement shall jointly and severally indemnify and hold Escrow Agent harmless from and against any and all loss, cost, damage, liability or expense, including costs of reasonable attorneys' fees to which Escrow Agent may be put or which Escrow Agent may incur by reason of or in connection with such controversy or litigation, except to the extent it is determined that such controversy or litigation resulted from Escrow Agent's negligence or willful misconduct. If the indemnity amounts payable hereunder result from the fault of Buyer or Seller (or their respective agents), the party at fault shall pay and hold the other party harmless against such amounts.

     3. Conflicting Demands. If conflicting demands are made upon Escrow Agent or if Escrow Agent is uncertain with respect to the escrow, the parties to the Agreement expressly agree that Escrow Agent shall have the absolute right to do either or both of the following: (i) withhold and stop all proceedings in performance of this escrow and await settlement of the controversy by final appropriate legal proceedings or otherwise as it may require; or (ii) file suit for declaratory relief and/or interpleader and obtain an order from the court requiring the parties to interplead and litigate in such court their several claims and rights between themselves. Upon the filing of any such declaratory relief or interpleader suit and tender of the Earnest Money Deposit to the court, Escrow Agent shall thereupon be fully released and discharged from any and all obligations to further perform the duties or obligations imposed upon it. Buyer and Seller agree to respond promptly in writing to any request by Escrow Agent for clarification, consent or instructions. Any action proposed to be taken by Escrow Agent for which approval of Buyer and/or Seller is requested shall be considered approved by the particular party if Escrow Agent does not receive written notice of disapproval within five (5) business days after a written request for approval is received by the party whose approval is being requested. Escrow Agent shall not be required to take any action for which approval of Buyer and/or Seller has been sought unless such approval has been received. No notice by Buyer or Seller to Escrow Agent of disapproval of a proposed action shall affect the right of Escrow Agent to take any action as to which such approval is not required.

     4. Tax Identification. Seller and Buyer shall provide to Escrow Agent appropriate Federal tax identification numbers.



                                        ESCROW AGENT:

                                        Commonwealth Title Insurance Company

                                        By:____________________________________
                                                 Its Authorized Agent

                                        Date: May ___, 2003

                                JOINDER BY BROKER

     The Griffiths Group, as broker, joins in the execution of the above and foregoing instrument for the purpose of agreeing to the terms and provisions thereof as the same relates to the broker commission:



                                            The Griffiths Group

                                            By: _____________________________
                                            Print Name: Art Griffiths

                                            Date:    May ____, 2003

     Exhibits and schedules to this agreement are not filed pursuant to Item 601(b)(2) of SEC Regulation S-K. By the filing of this Form 10-Q, the Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.